EXHIBIT E

Montevideo, July 11, 2016

República Oriental del Uruguay

c/o Banco Central del Uruguay

C. Correo 1467

11100 Montevideo

Uruguay

Ladies and Gentlemen:

I have acted as Legal Counsel to the Ministry of Economy and Finance of República Oriental del Uruguay (the “Republic”) in connection with the preparation and filing by the Republic with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”) of registration statement No. 333-189896, as amended, and a registration statement pursuant to Rule 462(b) under the Securities Act filed on the date hereof (the “July 2016 Rule 462(b) Registration Statement” and, together with registration statement No. 333-189896, the “Registration Statements”) pursuant to which the Republic proposes to issue and sell from time to time up to US$1,147,928,958 aggregate principal amount of its debt securities (the “Debt Securities”) and/or warrants to purchase Debt Securities.

In arriving at the opinions expressed below, I have reviewed the following:

(i)	the Registration Statements;
(ii)	the indenture dated May 29, 2003 among the Republic, Banco Central del Uruguay (“Banco Central”), as financial agent of the Republic, and The Bank of New York Mellon (formelly The Bank of New York), as trustee (the “2003 Indenture”), filed as an exhibit to registration statement No. 333-103739 and incorporated by reference as an exhibit to the Registration Statements;
(iii)	the indenture dated October 27, 2015 among the Republic and The Bank of New York Mellon, as trustee (the “2015 Indenture”), incorporated by reference as an exhibit to the Registration Statements;
(iv)	the forms of the Debt Securities included as exhibits to the 2003 Indenture and the 2015 Indenture;
(v)	all relevant provisions of the Constitution of the Republic and all relevant laws and orders of each of the Republic and Banco Central, under which the issuance of the Debt Securities has been authorized (English translations of which are attached as exhibits hereto), including, but not limited to:
a.	the Constitution of the Republic, in particular Article 85(6)
b.	Law 17,947 dated January 8, 2006 (as amended by Article 266 of Law 18,834 dated November 4, 2011 and Articles 734 to 737 of Law 19,355 dated December 19, 2015); and
(vi)	all such other documents, instruments and rules as I have deemed necessary as a basis for the opinion hereinafter expressed.

It is my opinion that under and with respect to the present laws of the Republic, the Debt Securities, when executed and delivered by the Republic, authenticated pursuant to either the 2003 Indenture or the 2015 Indenture and delivered as contemplated by the Registration Statements, will constitute valid and legally binding obligations of the Republic; provided that each series of Debt Securities shall require the promulgation of a Decree by the Executive Power of the Republic specifically authorizing the issuance of such Debt Securities and setting forth the terms thereof, including the maximum aggregate principal amount of such Debt Securities, which must comply with limits established by applicable law.

2

I hereby consent to the filing of this opinion as an exhibit to the July 2016 Rule 462(b) Registration Statement. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/S/ Fernando Scelza
Fernando Scelza
Counsel of the Ministry of Economy and Finance of República Oriental del Uruguay

3